Exhibit 99.3

American Water

Prepared Remarks for 2025 Third Quarter Earnings & 2026 Outlook Presentation

October 29, 2025

Company Representatives Providing Remarks

Aaron Musgrave – VP of IR

John Griffith – President & CEO

David Bowler – EVP & CFO

Cheryl Norton – EVP & COO

Slide 1

2025 Third Quarter Earnings & 2026 Outlook Investor Presentation

Aaron Musgrave

Slide 2

This update will cover American Water’s third quarter 2025 earnings results, 2026 earnings guidance, and 2026-2030 capital plan.

Slide 3

These remarks will include forward-looking statements that represent our expectations regarding our future performance or other future events. These statements are predictions based on our current expectations, estimates and assumptions.

However, since these statements deal with future events, they are subject to numerous known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results indicated or implied by such statements. Additional information regarding these risks, uncertainties and factors, as well as a more detailed analysis of our financials and other important information, is provided in the third quarter earnings release and Form 10-Q, each filed today with the SEC, as well as at the end of these remarks.

And finally, all statements made in these remarks related to earnings and earnings per share refer to diluted earnings and diluted earnings per share.

John Griffith

Slide 5

Turning to slide 5, I’ll start by again saying how incredibly excited we are to be combining with Essential Utilities, which we announced earlier this week. These are two top-notch teams who share similar values and a deep commitment to our communities. As a combined company, we expect to capitalize on the compelling strategic rationale and financial benefits to drive growth and value creation, while also benefiting our customers, employees and other stakeholders. We believe this combination creates a value proposition that is unique in the utility sector, and we look forward to engaging with investors and other stakeholders as we move through the approval process.

With that, the rest of our remarks today will pertain to our standalone results, plan and outlook.

I’ll start by covering some highlights from the third quarter and year-to-date periods. As we announced today, we delivered strong financial results in the third quarter in line with our expectations, adding to an already successful 2025. Earnings were $1.94 per share for the quarter, compared to $1.80 for the same period last year. In the first nine months of 2025, earnings were $4.47 per share, compared to $4.17 for the same period last year. Our results reflect the clear execution of our plan in 2025, which David and Cheryl will discuss further in their remarks. These results give us confidence to affirm our 2025 EPS guidance of $5.70 to $5.75 per share, which you’ll recall from last quarter represents our narrowing of guidance to the top half of the previous guidance range.

Moving on to some of our other key accomplishments so far in 2025, we invested $2.2 billion in capital projects year to date, again reflecting great work by our teams responsible for planning and completing these investments. As Cheryl will review, we continue to build momentum with our Business Development platform, with nearly 107,000 customer connections under agreement across our platform, including the Nexus Water Group systems that will add nearly 47,000 customer connections. And, we’ve continued our track record of regulatory execution this year, with new rates reflecting investments in infrastructure for the benefit of customers.

Slide 6

Slide 6 notes that we are initiating our 2026 earnings guidance of $6.02 to $6.12 per share. Among other assumptions that David will cover in further detail, our 2026 EPS guidance assumes the HOS note will be repaid around year-end 2025. As we’ve said previously many times, I want to highlight that we expect to achieve approximately 8 percent EPS growth in the year following repayment of the note, as demonstrated when looking at the midpoint of the guidance range for 2026.

Slide 7

Slide 7 shows that, as we update our five-year plan, we are affirming our long-term targets, including 7 to 9 percent EPS and dividend compounded annual growth rates. I want to emphasize that we expect to achieve consistent EPS growth through 2030, and beyond.

As a regulated water and wastewater utility, rate base growth, regulatory and capital execution, and operational excellence are the key drivers of growth for our company. We expect to achieve 8 to 9 percent rate base growth over the next decade, driven by the accelerated cap ex plan we put forth four years ago to meet reliability, resiliency and compliance needs. Our rate base growth includes our regulated acquisition strategy, which drives a growing customer base as well as the organic revenue growth opportunities we expect from our Military Services Group.

The capital investment needs in our systems and for the broader water and wastewater industry are vast. Our commitment to solving problems for our customers and future customers is unwavering – including addressing PFAS, Lead and Copper, and aging infrastructure, among other challenges. These catalysts are embedded in the foundation of our growth strategy and strongly position us to achieve consistent strong earnings growth for many years to come.

Along with our affordability and sustainability leadership, we believe these are the drivers of American Water’s very competitive and sustainable shareholder return.

David Bowler

Slide 9

Regarding slide 9, I will add a few remarks on our year-to-date results. Consolidated earnings were $4.47 per share, up 30 cents per share versus the same period in 2024.

Revenues were higher by $1.42 per share driven by authorized rate increases to recover investment across our states. Revenues were also higher from recently completed water and wastewater acquisitions and organic customer growth. Weather, on the other hand, has been flat year-to-date in 2025, and was unfavorable by an estimated 7 cents per share year over year.

In looking at operating costs, O&M was higher by 41 cents per share driven primarily by employee-related costs and increased maintenance and technology costs, as well as costs related to acquisitions completed in 2024, as we expected.

Depreciation increased 32 cents per share, and financing costs increased 27 cents per share, both as expected, in support of our investment growth.

Slide 10

Slide 10 covers the latest regulatory activity in our states.

On active cases, you can see we have general rate cases in progress in four jurisdictions.

On August 1st, we filed a general rate case in Maryland reflecting $22 million in system investments covering February 2019 through April 2025. We are seeking $3 million of additional annual revenue, and we expect new rates, if approved, to take effect in March 2026.

Our general rate cases in West Virginia, Kentucky and California are progressing as expected. In West Virginia, the next steps in that case are the rebuttal testimony, due in November, and evidentiary hearings to be held in early December.

On the legislative side in California, the decoupling bill related to water utilities did not make it out of the California Assembly in 2025, among many other bills. Decoupling is still a part of our general rate case filing. We currently have partial decoupling in California but are again requesting full decoupling to promote affordable rates and conservation.

Looking ahead, we anticipate filing general rate cases in Virginia and Pennsylvania by the end of 2025, in keeping with our two-year rate cycle.

Slide 11

Slide 11 includes some considerations regarding our outlook for 2026 results in our newly established EPS guidance range of $6.02 to $6.12 per share.

First, as may be expected, our growth will be driven by the returns on the capital invested to serve our customers. Cheryl will comment on how our capital investment has grown and the specifics of the plan included in this update. As we’ve noted previously, 2025 is year four of our accelerated capital plan following the 2021 HOS sale, so we see that ramp up reflected in earnings in 2026, both from base rate increases and infrastructure mechanisms. Recent regulated acquisitions that are being incorporated into active or just-completed rate cases will also drive growth next year.

Also critical to our growth strategy is our ability to prudently manage the operating costs it takes to serve our customers. The focus on operating cost efficiencies goes to the heart of the customer affordability construct we want to protect, which is closely aligned with the interests of regulators and, ultimately, investors.

The increases in depreciation, long-term financing, and general taxes are driven by our continued capital investments in our systems. We will also expect to see some dilution related to the equity financing we anticipate settling in mid-year 2026.

Finally, this plan assumes that the $795 million note due from HOS will be repaid about one year early, around the end of 2025, which the buyer has the option to do. As John noted in his remarks, and as we have been discussing for some time now, we do not expect to see an earnings dip from the lack of interest income. We’ll manage around the small headwind of a nickel or less that’s left after considering avoided interest expense, which is included in the long-term financing and dilution bar, and thus, be able to grow 8 percent in 2026 at the midpoint of the range.

We also obviously assume the incremental interest income of about 10 cents per share we earned in 2024 and 2025 goes away one year early. As a reminder, that dime was never included in our 7 to 9 percent EPS growth expectations.

And while not called out on the slide, I’d like to note that our Military Services Group continues to add incrementally to our earnings growth expectation. MSG’s great work on the numerous military installations it serves has built trust and resulted in the U.S. government allocating additional funds for improvement projects, driving increased revenues.

Slide 12

Slide 12 provides a look at our balance sheet and liquidity profile before closing with our five-year financing plan update.

Our total debt to capital ratio as of September 30th, net of the $166 million of cash on hand, remains at 58 percent and within our target of less than 60 percent. Our expected dividend payout ratio for 2025 of 58 percent is also within our target range of 55 to 60 percent.

With our continued focus on maintaining a strong balance sheet, we also remain confident that we will have access to capital for the foreseeable future. Our diversified banking relationships with some of the largest and strongest banks in the world, coupled with our fully regulated business model and strong credit ratings, give us great confidence around liquidity.

Slide 13

From this position of balance sheet strength, slide 14 provides a review of our five-year financing plan that will fund the increased capital plan.

In our prior five-year plan covering 2025 to 2029, we expected a total of $2.5 billion of equity issuances, subject to market conditions. That amount and timing remain unchanged for 2026 to 2030, save for the additional $150 million greenshoe exercised in our August Forward Agreement. The level and timing of anticipated external equity is tied very simply to our need to fund growth and maintain our strong financial position. Investors should expect equity financing to occur routinely as determined by our investment program, rate case cycle, and as appropriate to maintain our strong balance sheet and credit metrics. Since we are already in alignment with our targets for debt to cap and dividend payout, we have the flexibility to adjust these plans and respond to market conditions when they change, for the benefit of customers and investors alike.

Finally, I’ll note that our current financing plan for calendar-year 2026 includes $1.5 to $2 billion of long-term debt financing.

Cheryl Norton

Slide 15

On slide 15, I’ll begin my remarks with a discussion of our current long-term capital plan. For 2026, we expect our investment spending level to be $3.7 billion. From 2026 to 2030, we expect to invest $19 to $20 billion, an increase of about $2 billion over our previous five-year plan. This level of spending reflects the result of our consistent, risk-based project planning. Along with risk, customer affordability is a key variable in our analysis. The increase in the current plan compared to last year is a combination of increased spending to meet compliance requirements for EPA’s PFAS and Lead rules, and rolling the plan forward a year, among other smaller items.

We are now expecting to spend about $1.5 billion over the next five years related to LCRI, and approximately $2 billion in capital to comply with EPA’s PFAS rule. The now $300 million of annual investment for Lead and Copper service lines includes continued pipe replacement as well as work to inventory customer-side service lines such as digs, surveys, and customer engagement. Construction cost and material cost estimates for PFAS remediation have continued to escalate as we fully engineer surface water treatment plant solutions, particularly in New Jersey.

In total, looking out over the next decade, we expect to invest about $46 to $48 billion in our regulated systems and acquisitions, which is $6 billion higher than the previous ten-year plan. One of our key initiatives with this higher level of investment is the expansion of our infrastructure renewal and replacement program. Accelerating the replacement of aging underground pipe is one of the crucial investments we will be making for decades to come to continue delivering safe and clean water and ensure reliability of service to our customers.

Slide 16

Slide 16 covers customer affordability. We remain very focused on balancing customer affordability and the magnitude of the necessary system investments in our plans. The state and national dialogue on utility bill affordability continues to grow louder in the U.S. Fortunately, we’ve been focused on customer affordability for many, many years, so within the current national dialogue we start from a place of strength relative to other utility bills. We once again believe that the average residential water bill across our footprint as a percentage of median household income will continue to be below 1 percent throughout our ten-year plan.

Slide 17

Slide 17 notes that, as part of our overall capital plan, we are on pace to invest approximately $3.2 billion of capital into our systems in 2025. Our low-risk annual capital plan is made up of hundreds of individual projects, which our teams do a great job of executing. We continue to expect that these capital investments in infrastructure and acquisitions will grow regulated rate base at a long-term rate of 8 to 9 percent.

Investing in needed infrastructure on a continuous basis drives consistency of reliability of our services and of water quality. Infrastructure and other regulatory mechanisms enable us to mitigate the size of general rate increases for our customers, which helps promote affordable monthly bills. And, by reducing regulatory lag, timely capital recovery allows us to more closely earn our allowed return and better deliver consistent earnings growth.

Slide 18

Slide 18 shows that we continue to be well-positioned for growth through acquisitions across many states, with nearly 107,000 customer connections under agreement from deals totaling $606 million.

The regulatory approval process for the Nexus Water Group systems is progressing well. We have received approval from the commissions in Kentucky and Virginia and we expect to close this transaction by August of 2026.

In addition to the Nexus systems, we currently have 22 acquisitions in 6 states under agreement for $291 million that would add about 60,000 customer connections, not including our proposed merger with Essential Utilities. This represents significant progress on the business development front, in several of our states. The acquisition opportunities are driven by the need for system consolidation, infrastructure upgrades, regulatory compliance, and operational enhancements.

Finally, I would like to say that we look forward to seeing many of you at the upcoming EEI Financial Conference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made, referred to or relied upon in these prepared remarks including, without limitation, 2025 and 2026 earnings guidance, the Company’s long-term financial, growth and dividend targets, the ability to achieve the Company’s strategies and goals, customer affordability and acquired customer growth, the outcome of the Company’s pending acquisition activity (including, without limitation, with respect to the proposed merger with Essential Utilities), the amount and allocation of projected capital expenditures and its capital recovery outlook, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates, assumptions, known and unknown risks, uncertainties and other factors. Actual results may vary materially from those discussed in the forward-looking statements included in these prepared remarks as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements or changes to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (collectively, “PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the Company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures, as well as civil class action and other litigation or legal, regulatory or administrative proceedings, related thereto; the Company’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies, and the Company’s ability to create, maintain and promote initiatives and programs that support the affordability of the Company’s regulated utility services; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in the Company’s business operations; the Company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to: acquiring, closing and successfully integrating regulated operations, including without limitation the Company’s ability to (i) obtain required regulatory approvals for such acquisitions, (ii) prevail in litigation or other challenges related to such acquisitions, and (iii) recover in rates the fair value of assets of the acquired regulated operations; the Company’s Military Services Group entering into new military installation contracts, price redeterminations, and other agreements and contracts, with the U.S. government; and realizing anticipated benefits and synergies from new acquisitions; in addition to the foregoing, various other uncertainties associated with the Company’s merger agreement with Essential Utilities, Inc. (“Essential”) and the proposed merger, including: (i) a fixed exchange ratio that will not adjust or account for fluctuations in the Company’s or Essential’s stock price; (ii) limitations on the parties’ ability to pursue alternatives to the proposed merger; (iii) financial impacts of the proposed merger on the Company and the combined company’s earnings, earnings per share, financial condition, results of operations, cash flows and share price, and any related accounting impacts; (iv) any impact of the proposed merger on the Company’s ability to declare and pay quarterly dividends on its common stock; (v) the amount and nature of incurred transaction costs associated with the proposed merger; and (vi) reduced ownership and voting interests for the Company’s and Essential’s shareholders upon completion of the proposed merger; in addition to the foregoing, various risks and uncertainties associated with the agreement to acquire certain water and wastewater systems from a subsidiary of Nexus Water Group, Inc., including: (i) the final amount of the rate base to be acquired, and the amount of post-closing adjustments to the purchase price, if any, as contemplated by the acquisition agreement; (ii) the various impacts and effects of (a) compliance, or attempted compliance with, the terms and conditions of the acquisition agreement, and/or (b) the completion of or, or actions taken by the company to complete, the acquisition, on the company’s operations, strategy, guidance, expectations and plans with respect to its Regulated Businesses (considered individually or together as a whole), its current or future capital expenditures, its current and future debt and equity capital needs, dividends, earnings (including earnings per share), growth, future regulatory outcomes, expectations with respect to rate base growth, and other financial and operational goals, plans, estimates and projections; and (iii) any requirement by the company to pay a termination fee in the event the closing does not occur; risks and uncertainties following the completion of the sale of the Company’s Homeowner Services Group (“HOS”), including: the Company’s ability to receive amounts due, payable and owing to the Company under the amended secured seller note when due; and the ability of the Company to redeploy successfully and timely the net proceeds of this transaction into the Company’s Regulated Businesses; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement, security and cybersecurity regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation copper, lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; with respect to any of the Forward Sale Agreements, as described herein: (i) the inability of the forward purchasers (or their affiliates) to perform their obligations thereunder, (ii) the timing and method of any settlement thereof, (iii) the amount and intended use of proceeds that may be received by the company from any such settlement, and (iv) the timing and amount of any common stock dilution resulting therefrom; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates, and the Company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations (including without limitation impacts related to the Corporate Alternative Minimum Tax), and (ii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the Company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of the Company’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the Company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract highly qualified and skilled employees and talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above, and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes shall speak only as of the date of these prepared remarks. Except as required by the federal securities laws, American Water does not have any obligation, and it specifically disclaims, any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.